EXHIBIT 1.2

Execution Version

MACQUARIE INFRASTRUCTURE COMPANY LLC

2.875% Convertible Senior Notes due 2019

UNDERWRITING AGREEMENT

July 9, 2014

Barclays Capital Inc.
J.P. Morgan Securities LLC

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

As Representatives of the several

Underwriters named in Schedule 1 attached hereto,

Ladies and Gentlemen:

Macquarie Infrastructure Company LLC, a Delaware limited liability company (the “Company”), proposes, upon the terms and conditions set forth in this agreement (the “Agreement”), to issue and sell an aggregate of $305,000,000 aggregate principal amount of its 2.875% Convertible Senior Notes due 2019 (the “Firm Notes”) to the underwriters (the “Underwriters”) named in Schedule 1 attached to this Agreement and the option to purchase up to an aggregate of $45,000,000 aggregate principal amount of 2.875% Convertible Senior Notes due 2019 on the terms set forth in Section 3 (the “Additional Notes”). The Notes and the Additional Notes, if purchased, are hereinafter collectively called the “Notes.” The Notes will (i) have terms and provisions that are summarized in the Prospectus (as defined below), and (ii) are to be issued pursuant to an Indenture to be dated July 15, 2014 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a Supplemental Indenture to be dated as of July 15, 2014 between the Company and the Trustee (as so supplemented, the “Indenture”). The Notes will be convertible into shares of the Company’s limited liability company interests (the “Shares”), including any Shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Prospectus), or otherwise as set forth in the Prospectus (the “Underlying Shares”). This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

As more fully described in the Pricing Disclosure Package (as defined below), the Company has entered into a Stock Purchase Agreement, dated as of July 7, 2014, among the Company, Macquarie Terminal Holdings LLC, MCT Holdings LLC (collectively, the “MIC Parties”), IMTT Holdings Inc. (“IMTT”) and The Voting Trust of IMTT Holdings Inc. (the “Seller”), as amended and supplemented if applicable (the “Acquisition Agreement,” which term, as used herein, includes all exhibits, schedules and attachments to the Acquisition Agreement, as amended or supplemented if applicable). Pursuant to the terms and conditions set forth in the Acquisition Agreement, the Company shall acquire from the Seller the remaining interest of IMTT (the “IMTT Business”), all as more fully set forth in the Acquisition Agreement.

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1.      Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)      A registration statement on Form S-3 (File No. 333-187794) relating to the Notes has (i)  been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii)  been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i)      “Applicable Time” means 8:30 a.m. (New York City time) on July 10, 2014;

(ii)      “Effective Date” means any date as of which any part of such registration statement relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;

(iii)      “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) that is listed on Schedule 3 hereof;

(iv)      “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)      “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 4 hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)      “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii)      “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

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Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b)      The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use Form S-3 for the offering of the Notes, including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 5).

(c)      The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations thereunder.

(d)      The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

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(e)      The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)      The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)      The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)      Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(e) hereof.

(i)      Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule 3 hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

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(j)      The Company has been duly organized, is validly existing and in good standing as a limited liability company under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company has all power and authority to own or hold its properties and to conduct the business in which it is engaged. The Company does not own a majority of the capital stock of, or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. None of the subsidiaries of the Company (other than the subsidiaries listed on Schedule 5 hereto (collectively the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(k)      Each of the Significant Subsidiaries and IMTT Holdings Inc. (“IMTT” and, together with the Significant Subsidiaries, the “Subsidiaries”)) has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as applicable, has the power (corporate or other) and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(l)      The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued Shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (“DLLCA”)) and, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company, if any. Except as disclosed in the Pricing Disclosure Package or the Prospectus and except for pledges of capital stock with respect to any debt disclosed in the Pricing Disclosure Package or the Prospectus, all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and the shares that are owned by the Company are so owned, directly or indirectly, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(m)      The Company has all requisite limited liability company authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture is qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Prospectus.

(n)      The Company has all requisite authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes will conform, in all material respects, to the description thereof in each of the Pricing Disclosure Package and the Prospectus.

(o)      The Company has all the requisite limited liability company authority to issue the Underlying Shares issuable upon conversion of the Notes. The Underlying Shares have been duly and validly authorized by the Company and, and when duly executed, authenticated, issued and delivered upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA), and the issuance of the Underlying Shares will not be subject to any preemptive or similar rights. The Underlying Shares will conform to the description thereof in each of the Pricing Disclosure Package and the Prospectus.

(p)      This Agreement has been duly and validly authorized, executed and delivered by the Company.

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(q)      The issue and sale of the Notes and the issuance of the Underlying Shares upon conversion of the Notes, the execution, delivery and performance of the Notes, the Indenture and this Agreement by the Company and the Acquisition Agreement by the Company, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations, liens, charges, encumbrances or defaults as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)      No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets is required for the issue and sale of the Notes and the issuance of the Underlying Shares upon conversion of the Notes in the manner contemplated herein and in the Pricing Disclosure Package and Prospectus and the execution, delivery and performance of the Notes, the Indenture and this Agreement by the Company and the Acquisition Agreement by the MIC Parties, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (i) for the registration of the Notes under the Securities Act, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, (iii) the listing of the Underlying Shares on the New York Stock Exchange, (iv) such as have been or will be obtained, made, or waived on or prior to the applicable Delivery Date, (v) those required by the Financial Industry Regulatory Authority (“FINRA”) or (vi) as provided in the Acquisition Agreement with respect to the Acquisition.

(s)      Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or pursuant to any other registration statement filed by the Company under the Securities Act.

(t)      Since the date of the most recent audited financial statements of the Company included in or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any event or development in respect of the condition (financial or otherwise), results of operations, properties or business of the Company and its Subsidiaries taken as a whole, that, in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus.

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(u)      The historical financial statements (including the related notes and supporting schedules) included in or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as disclosed in the Pricing Disclosure Package and the Prospectus).

(v)       KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and of IMTT and its consolidated subsidiaries, whose reports appear in the most recent Preliminary Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 7(h) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(w)      The statistical and market-related data included in the Pricing Disclosure Package and Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(x)      The Company is not as of the applicable Delivery Date and, after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus , will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(y)      Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(z)      Except as described in the most recent Preliminary Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

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(aa)      Except as would not reasonably be expected to result in a Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, and (C) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)      Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries have filed, taking into account extensions, any and all tax returns required to be filed by them under applicable law. Neither the Company nor any of its Subsidiaries is in default in the payment of any taxes, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)      Except as disclosed in the Pricing Disclosure Package or the Prospectus, neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which any of its properties is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)      There is and has been no failure on the part of the Company, or to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

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(ee)      The Company and each of its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to use their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; Neither the Company nor any of its Subsidiaries has received written notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course except to the extent such renewals would not reasonably be expected to have a Material Adverse Effect.

(ff)      Except as disclosed in the most recent Preliminary Prospectus or except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, trade secrets and other legally recognized forms of intellectual property necessary for the conduct of their respective businesses, and (ii) the Company is not aware that the conduct of their respective businesses will infringe or misappropriate with, and have not received any written notice of any claim of infringement or misappropriation with, any such rights of others.

(gg)      Except as disclosed in the most recent Preliminary Prospectus, the Company and each of its Subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (as such relates to the exposure of hazardous substances), the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received written notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (A) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries under the Environmental Laws and (B) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants.

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(hh)      Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)      Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(kk)      The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

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(ll)      The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm)      The Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the MIC Parties, enforceable against the MIC Parties in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. To the knowledge of the Company, no party is in breach of its representations, warranties, or covenants contained in the Acquisition Agreement, except as such breach would not have a material adverse effect on the completion of the Acquisition. The Company reasonably believes that the Acquisition will be consummated in all material respects on the terms contemplated by the Prospectus, the Pricing Disclosure Package and the Acquisition Agreement. The consummation of the Acquisition, in accordance with its terms, would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the Company and its subsidiaries taken as a whole and the IMTT Business, considered as one enterprise.

(nn)       The Company has no actual knowledge of any fact or condition regarding the Business that is not disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the Company and its subsidiaries taken as a whole and the IMTT Business, considered as one enterprise.

(oo)      Any financial projections disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package are based upon estimates and assumptions that are reasonable and fair in light of current conditions and current facts known to the Company and reflect the Company’s good faith and reasonable estimates of future financial performance of the Company.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

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2.      Purchase of the Notes by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Notes to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of 97.50% of the principal amount thereof, the principal amount of Firm Notes set forth opposite that Underwriter’s name in Schedule 1 hereto plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. Each Underwriter shall be obligated to purchase from the Company, the principal amount of the Firm Notes that represents the same proportion of the principal amount of the Firm Notes to be sold by the Company as the principal amount of the Firm Notes set forth opposite the name of such Underwriter in Schedule 1 plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof represents of the aggregate principal amount of the Firm Notes to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Notes shall be rounded among the Underwriters to avoid fractional Notes, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to an aggregate principal amount of $45,000,000 Additional Notes at a purchase price of 97.50% of the principal amount thereof. Such options are exercisable only for the purpose of covering overallotments made in connection with the offering and distribution of the Firm Notes and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Notes (subject to such adjustments to eliminate fractional Notes as the Representatives may determine) that bears the same proportion to the aggregate principal amount of Additional Notes to be sold on such Delivery Date as the principal amount of Firm Notes set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the aggregate principal amount of Firm Notes.

The Company shall not be obligated to deliver any Firm Notes or Additional Notes to be delivered on the applicable Delivery Date, except upon payment for all such Notes to be purchased on such Delivery Date as provided herein.

3.      Offering of Notes by the Underwriters. Upon authorization by the Representatives of the release of the Firm Notes, the several Underwriters propose to offer the Firm Notes for sale upon the terms and conditions to be set forth in the Prospectus.

4.      Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company or as provided in Section 9 hereof. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Notes shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Notes being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company.

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The options granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the options granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the options are being exercised and the date and time, as determined by the Representatives, when the Additional Notes are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised or as provided in Section 9 hereof. Each date and time the Additional Notes are delivered is sometimes referred to as an “Additional Notes Delivery Date,” and the Initial Delivery Date and any Additional Notes Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Additional Notes by the Company and payment for the Additional Notes by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Additional Notes Delivery Date, the Company shall deliver or cause to be delivered the Additional Notes to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Additional Notes being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company.

The Notes will be delivered to Underwriters, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Underwriters at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 10:00 A.M., New York City time, on the second business day preceding the Initial Delivery Date or the Additional Notes Delivery Date, as the case may be. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Initial Delivery Date or the Additional Notes Delivery Date, as the case may be.

5.      Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i)      To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and, at the request of the Representatives to furnish the Representatives, with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes or the Underlying Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

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(ii)      To pay the applicable Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein;

(iii)      To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available by EDGAR, any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, with the approval of the Representatives which approval shall not be unreasonably withheld or delayed, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv)      To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

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(v)      During such period as the Underwriters are required to deliver a prospectus in connection with the offering contemplated hereby, prior to filing with the Commission of any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld and which shall be provided to the Company promptly after having been given notice of the proposed filing; provided that, consent of the Representatives to the filing shall not be required if such filing is, in the judgment of counsel to the Company, required by law;

(vi)      Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii)      To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their reasonable request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(viii)      As soon as practicable after the Effective Date to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder;

(ix)      From time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities and Blue Sky laws of Canada and such other jurisdictions as the Representatives may reasonably request and to continue such qualification in effect for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

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(x)      For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by the Company or any person in privity with the Company of) any limited liability company interests of the Company or securities convertible into or exchangeable for limited liability company interests of the Company or sell or grant options, rights or warrants with respect to any limited liability company interests of the Company or securities convertible into or exercisable or exchangeable for limited liability company interests of the Company, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such limited liability company interests of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of limited liability company interests of the Company or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any limited liability company interests of the Company or securities convertible, exercisable or exchangeable into limited liability company interests of the Company or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and J.P. Morgan Securities LLC, on behalf of the Underwriters. The foregoing sentence shall not apply to (a) the Notes to be sold hereunder, (b) any limited liability company interests issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) any limited liability company interests, restricted stock units or any securities convertible into or exercisable or exchangeable for limited liability company interests issued or options to purchase limited liability company interests granted pursuant to any existing employee benefit plans, director stock plan or dividend reinvestment plan of the Company, (d) any sales of limited liability company interests to an officer of the Company, provided that such transferee has executed a lock-up agreement substantially in the form of Exhibit A hereto at or before the time of the transfer, (e) issuances of limited liability company interests to Macquarie Infrastructure Management (USA) Inc. (“MIMUSA”) in connection with the investment by MIMUSA of fees to which MIMUSA is entitled in accordance with the Company's management services agreement with MIMUSA (the “MSA”), (f) the filing of a registration statement or prospectus supplement in compliance with the request of MIMUSA pursuant to terms of that certain Registration Rights Agreement dated December 21, 2004 among the Company, MIMUSA and the other party thereto, (g) any limited liability company interests issued in connection with the Company’s Direct Stock Purchase and Dividend Reinvestment Program Prospectus filed with the Commission on April 8, 2013, as amended or supplemented, (h) shares of limited liability company interests (or securities convertible into or exchangeable for limited liability company interests) issued in connection with the bona fide strategic acquisition of assets, a technology or a business or the bona fide establishment of a strategic partnership or collaboration (including a joint venture) complementary to the Company’s business, provided that the aggregate number of limited liability company interests issued or issuable upon exchange or conversion of any securities convertible into or exchangeable for limited liability company interests under this clause (i) shall not exceed (x) 5.0% of the total number of limited liability company interests issued and outstanding as of the date of such acquisition or joint venture agreement, as the case may be, and (y) the recipient of such limited liability company interests or any securities convertible into or exchangeable for limited liability company interests shall have executed and delivered to the Representatives a lock-up agreement substantially in the form of Exhibit A hereto, (g) any registration statement on Form S-8 under the Securities Act or on Form S-4 under the Securities Act with respect to the foregoing clause (c), or (h) for a period commencing on the 60th day after the date of the Prospectus, the filing of a registration statement, prospectus or prospectus supplement and any related activities in compliance with the request of the Seller pursuant to the terms of that certain Registration Rights Agreement dated July 7, 2014 between the Company and the Seller.

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(xi)      On behalf of the Underwriters, to cause each officer, director and stockholder of the Company set forth on Schedule 2 hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”);

(xii)      To apply the net proceeds from the sale of the Notes being sold by the Company as set forth in the Prospectus;

(xiii)      The Company agrees to reserve and keep available at all times, free of preemptive rights, a sufficient number of Underlying Shares to enable the Company to satisfy any obligations to issue Underlying Shares upon conversion of the Notes; and

(xiv)      The Company agrees to use its reasonable best efforts to list, subject to notice of issuance, the Underlying Shares issuable upon conversion of the Notes on the New York Stock Exchange.

(b)      Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

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6.      Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Notes and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Notes; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (v) the filing fees incident to securing any required review by the FINRA of the terms of sale of the Notes (including reasonable related fees and expenses of counsel to the Underwriters); (vi) the listing of the Underlying Shares issued upon conversion on the New York Stock Exchange and/or any other exchange; (vii) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (viii) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including reasonable related fees and expenses of Canadian counsel to the Underwriters); (ix) the investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (x) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

7.      Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)      The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b)      No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of Weil, Gotshal & Manges LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

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(c)      All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)      White & Case LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

(e)      Michael Kernan, Esq., General Counsel for the Company, shall have furnished to the Representatives his written opinion addressed to the Underwriters, and dated such Delivery Date, in the form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.

(f)      Nathan C. Nelson, General Counsel of HGC Holdings LLC, shall have furnished to the Representatives its written opinion, as counsel to HGC Holdings LLC and The Gas Company, LLC, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.

(g)      The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)      At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP (i) a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (x) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (y) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information relating to the Company and its consolidated subsidiaries and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (ii) a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (x) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (y) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information relating to IMTT and its consolidated subsidiaries and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

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(i)      With respect to the letters of KPMG LLP referred to in the preceding paragraph (h)(i) and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Representatives letters (the “bring-down letters”) of such accountants, addressed to the Underwriters and dated such Delivery Date in each case (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of each bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of each bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(j)      The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that, to their knowledge, after reasonable investigation:

(i)      The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)      No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

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(iii)      Subsequent to the dates of the most recent financial statements in the most recent Preliminary Prospectus and the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, properties or business of the Company and its Subsidiaries, taken as a whole, other than those set forth in or contemplated by the most recent Preliminary Prospectus and the Prospectus.

(k)      Since the date of the last audited financial statements of the Company included in or incorporated by reference in the most recent Preliminary Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, properties or business of the Company and its Subsidiaries taken as a whole, other than those set forth in or contemplated by the most recent Preliminary Prospectus and the Prospectus, the effect of which, in any such case is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)      Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, as to make it, in the judgment of the Representatives impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)      The New York Stock Exchange shall have approved the Underlying Shares for listing, subject only to official notice of issuance.

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(n)      The Lock-Up Agreements between the Representatives and the persons set forth on Schedule 2, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o)      Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(p)      Todd Weintraub, Chief Financial Officer for the Company, shall have furnished to the Representatives a certificate, dated as of the date of this Agreement and on each Delivery Date, in the form attached hereto as Exhibit C.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.      Indemnification and Contribution.

(a)      The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto including any “road show” that is a written communication within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e), which information is specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

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(b)      Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its respective directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

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(c)      Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time after notice of the institution of such action to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party and in the judgment of counsel to the indemnified party it is advisable to employ separate counsel or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel) for all such indemnified parties except as provided in the preceding sentence. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 60 days prior notice of its intention to settle and the terms of such settlement.

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(d)      If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except to the same extent as specifically provided in Section 8(c) above).

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(e)      The Underwriters severally confirm that the statements regarding delivery of Notes by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the first two paragraphs under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids,” in the most recent Preliminary Prospectus and the Prospectus are correct and the Underwriters and the Company acknowledge that such information constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

9.      Defaulting Underwriters.

(a)      If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Notes, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

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(b)      If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the principal amount of the Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the aggregate principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c)      If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount that remains unpurchased exceeds one-eleventh of the aggregate principal amount of Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.      Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(k), 7(l) and 7(o) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

11.      Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Notes for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Notes because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any termination due to any of the events described in Sections 7(k), 7(l) and 7(o) hereof, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand and presentation of reasonable supporting documentation the Company shall pay the full amount thereof to the Representatives. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any Underwriter on account of those expenses.

12.      Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

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13.      No Fiduciary Duty. The Company acknowledges and agree that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.      Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)      if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019;

(b)      if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Michael Kernan, Esq. (Fax: 212-231-1828) and by email to michael.kernan@macquarie.com; and

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

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15.      Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the respective directors, officers and employees of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes shall be deemed to be a successor solely by reason of such purchase.

16.      Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.      Definition of the Terms “Business Day,” “Affiliate,” and “Subsidiary”; Actions by Representatives. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act, provided that “subsidiary” with respect to the Company shall include IMTT and its consolidated subsidiaries. Notwithstanding the foregoing, all representations and warranties with respect to IMTT and its consolidated subsidiaries are given solely to the knowledge of the Company. The Underwriters acknowledge that the Company currently owns 50% of IMTT, does not control IMTT and does not manage the day to day operations of IMTT.

18.      Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19.      Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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20.      Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.      Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement

If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ James Hooke
	Name:	James Hooke
	Title:	CEO

By:	/s/ Todd Weintraub
	Name:	Todd Weintraub
	Title:	CFO

Accepted:

Barclays Capital Inc.

For themselves and as Representative
of the several Underwriters named
in Schedule 1 hereto

By Barclays Capital Inc.

By:	/s/ Robert Stowe
Authorized Representative

J.P. Morgan Securities LLC

For themselves and as Representative
of the several Underwriters named
in Schedule 1 hereto

By J.P. Morgan Securities LLC

By:	/s/ Yun Xie
Authorized Representative

SCHEDULE 1

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$73,200,000

J.P. Morgan Securities LLC	$73,200,000

Macquarie Capital (USA) Inc.	$36,600,000

RBC Capital Markets, LLC	$36,600,000

SunTrust Robinson Humphrey, Inc.	$36,600,000

Wells Fargo Securities, LLC	$24,400,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$12,200,000

Oppenheimer & Co. Inc	$12,200,000

Total	$305,000,000

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Martin Stanley

Norman H. Brown, Jr.

George W. Carmany, III

H.E. (Jack) Lentz

William H. Webb

Ouma Sananikone

Officers

James Hooke

Todd Weintraub

Manager

Macquarie Infrastructure Management (USA) Inc.

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

Amended and Restated Free Writing Prospectus dated July 10, 2014

SCHEDULE 4

AMENDED AND RESTATED PRICING INFORMATION1

The information in this pricing term sheet supplements the Preliminary Prospectus Supplement, dated July 7, 2014 (the “Preliminary Prospectus”), related to Macquarie Infrastructure Company LLC’s offering of its Convertible Senior Notes due 2019 (the “Notes”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus.

Issuer:	Macquarie Infrastructure Company LLC
Ticker / Exchange for LLC Interests:	MIC / New York Stock Exchange
Pricing Date:	July 9, 2014
Trade Date:	July 10, 2014
Closing Date:	July 15, 2014
Notes:	Convertible Senior Notes
Aggregate Principal Amount Offered:	$305,000,000 ($350,000,000 if the Underwriters’ option to purchase Additional Notes is exercised in full).
Issue Price:	100%
Maturity:	July 15, 2019
Interest Rate:	2.875% per annum from July 15, 2014
Interest Payment Dates:	January 15 and July 15, beginning January 15, 2015
Ranking:	Senior unsecured obligations ranking in equal right of payments with all existing and future senior unsecured indebtedness
Last Reported Sale Price on July 9, 2014	$67.50 per share of the Issuer’s LLC interests (a “share”)

[1]	This amended and restated term sheet amends and restates and supersedes the term sheet related hereto filed by Macquarie Infrastructure Company LLC on July 10, 2014 to the Prospectus dated April 8, 2013, as supplemented by the Preliminary Prospectus Supplement dated July 7, 2014, solely for purposes of providing the correct date from which interest accrues.

Conversion Premium:	27.5% above the public offering price of $66.50 in the concurrent equity offering
Initial Conversion Rate:	11.7942 shares of the Issuer’s LLC interests for each $1,000 principal amount of Notes
Initial Conversion Price:	Approximately $84.79 per share of the Issuer’s LLC interests
Use of Proceeds:	We estimate that the net proceeds from this offering, after underwriting discounts and estimated offering expenses, will be approximately $297,055,000 (approximately $340,930,000 if the underwriters’ option to purchase additional notes is exercised in full). Additionally, we estimate that the net proceeds from the concurrent equity offering, if consummated, after underwriting discounts and estimated offering expenses, will be approximately $642,832,500 (approximately $739,340,625 if the underwriters in such offering exercise their option to purchase additional shares in full with respect to that offering). We expect to use the net proceeds from this offering and the equity offering, if consummated, to finance the cash consideration for the IMTT Acquisition, including any related fees and expenses, and to use any remaining proceeds for general corporate purposes. If the IMTT Acquisition is not consummated, we intend to use such net proceeds for general corporate purposes and for fees and expenses related to the IMTT Acquisition that are payable whether or not the IMTT Acquisition is consummated.
Joint Book-Running Managers:	Barclays, J.P. Morgan, Macquarie Capital, RBC Capital Markets, SunTrust Robinson Humphrey, Wells Fargo Securities
Lead Co-Managers	BofA Merrill Lynch, Oppenheimer & Co.
CUSIP Number:	55608B AA3
ISIN:	US55608BAA35
Adjustment to Shares Delivered Upon a Conversion Upon a Make-whole Fundamental Change:	The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of Notes that are converted in connection with a “make-whole fundamental change” as described in the Preliminary Prospectus for each share price and effective date set forth below:

Share Price

Effective Date	$66.50	$70.00	$75.00	$80.00	$84.79	$90.00	$95.00	$100.00	$105.00	$110.00	$115.00	$120.00	$125.00

July 15, 2014	3.2433	2.6834	2.0339	1.5196	1.1296	0.7980	0.5536	0.3675	0.2290	0.1280	0.0584	0.0173	0.0000

July 15, 2015	3.2433	2.5287	1.8852	1.3802	1.0024	0.6859	0.4575	0.2880	0.1653	0.0806	0.0287	0.0061	0.0000

July 15, 2016	3.2433	2.4156	1.7650	1.2601	0.8880	0.5830	0.3686	0.2146	0.1083	0.0417	0.0100	0.0007	0.0000

July 15, 2017	3.2433	2.3673	1.6846	1.1615	0.7841	0.4839	0.2815	0.1437	0.0574	0.0147	0.0014	0.0000	0.0000

July 15, 2018	3.2433	2.3566	1.5973	1.0242	0.6266	0.3309	0.1513	0.0507	0.0097	0.0003	0.0000	0.0000	0.0000

July 15, 2019	3.2433	2.4915	1.5391	0.7058	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact share prices and effective dates may not be set forth in the table above, in which case, if the share price is:

•	between two share price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the earlier and later effective dates, as applicable, based on a 365-day year;
•	in excess of $125.00 per share (subject to adjustment in the same manner and at the same time as the share prices in the table above), no additional shares will be issued upon conversion; and
•	less than $66.50 per share (subject to adjustment in the same manner and at the same time as the share prices in the table above), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of the Company’s Shares issuable upon conversion exceed 15.0375 per $1,000 principal amount of the Notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus.

_______________________________________

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Company has filed a registration statement (including a prospectus, dated April 8, 2013, and a preliminary prospectus supplement, dated July 7, 2014) with the Securities and Exchange Commission, or SEC, for the offering of the Notes. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying Prospectus and the other documents the Company has filed with the SEC for more complete information about the Company and the offering of the Notes. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, a copy of the Preliminary Prospectus can be obtained by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1-888-603-5847 or by email at barclaysprospectus@broadridge.com, from J.P. Morgan, via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, or by telephone at 1-866-803-9204, from Macquarie Capital, Attention: Prospectus Department, 125 West 55th Street, 22nd Floor, New York, NY 10019, or by telephone at 1-888-268-3937, or by email at us.prospectus@macquarie.com, from RBC Capital Markets, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Syndicate, or by telephone at 1-877-822-4089, or by email at equityprospectus@rbccm.com , from SunTrust Robinson Humphrey, 3333 Peachtree Rd., NE, Atlanta, GA 30326, or by telephone at 1-404-926-5744, or by email at STRH.Prospectus@SunTrust.com, or from Wells Fargo Securities, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Dept., or by telephone at 1-800-326-5897, or by email at cmclientsupport@wellsfargo.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities, in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE 5

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C-2